UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Emulex Corporation
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Broadcom Corporation
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On April 21, 2009 the following slides were posted on Broadcom’s website at http://www.broadcom.com/investors:

Proposed Acquisition of Emulex Corporation April 21, 2009

Cautionary Statement: This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. No tender offer for the shares of Emulex Corporation has commenced at this time. In connection with the proposed transaction, Broadcom may file tender offer documents with the U.S. Securities and Exchange Commission ("SEC"). Any definitive tender offer documents will be mailed to shareholders of Emulex. INVESTORS AND SECURITY HOLDERS OF EMULEX ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Broadcom through the Web site maintained by the SEC at http://www.sec.gov. In connection with the proposed transaction, Broadcom may file a proxy statement with the U.S. Securities and Exchange Commission ("SEC"). Any definitive proxy statement will be mailed to shareholders of Emulex. INVESTORS AND SECURITY HOLDERS OF EMULEX ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Broadcom through the Web site maintained by the SEC at http://www.sec.gov. Broadcom and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Broadcom's directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 4, 2009, and its proxy statement for its 2009 annual meeting of shareholders, which was filed with the SEC on March 30, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in any proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement: (continued) All statements included or incorporated by reference in this presentation other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward- looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition include the possibility that Broadcom will not pursue a transaction with Emulex and the risk factors discussed in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward- looking statement, except as required by law. (c) 2009 Broadcom Corporation. All rights reserved. Broadcom(r), the pulse logo, Connecting everything(r) and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

Transaction Overview Transaction: Purchase all outstanding common shares Price: $9.25 per share Premium: 40% to April 20th closing price 62% to the average closing price for the last 30 trading days ~85% over current enterprise value Consideration: 100% cash; no financing contingency Timing: Prepared to move rapidly to close

Proposed Acquisition Summary Accelerates vision of network convergence Promises significant benefits to customers and industry Broadcom is a recognized leader in communications convergence and technology execution Creates significant shareholder value for both companies Accretive to EPS in 2010* Clean cash offer at a substantial premium Highly achievable plan for integration Broadcom's approach driven by Emulex actions Prefer collaborative engagement Broadcom went public after Emulex rebuffed earlier approach and instituted poison pill and altered by-laws * Does not include any purchase accounting related adjustments and fair value measurements.

Strategically Compelling Combination Combines leaders in enterprise data networking and storage networking Broadcom: leader in Ethernet switches, controllers, processers and PHY devices Emulex: leader in Fibre Channel host bus adapters and embedded switch bridges Combines highly complementary customer bases Accelerates opportunities for "convergence" of Ethernet and Fibre Channel networks Fibre Channel over Ethernet (FCoE) is emerging as a strategic technology for data center convergence Completion of converged offering is accelerated by the combination of FCoE technology from Emulex with iSCSi and Ethernet converged solutions Combined company to offer best-in-class single-chip solutions with proven industry leading Fibre Channel, Ethernet and iSCSi capabilities Opportunity for Emulex employees to join a Fortune 500 leader in technology execution and convergence

Accelerates Vision of Network Convergence Accelerates convergence by combining leaders in data networking (Ethernet) and storage networking (Fibre Channel) Accelerates development of integrated single-chip solutions for servers and switches ? lower cost Broadcom has a proven record of execution in convergence across virtually all communication end markets Yesterday's Data Center Tomorrow's Network Convergence LAN SAN HPC NAS NAS LAN SAN HPC Convergence Over 10 G Ethernet

Complementary Combination Broadcom Enterprise Networking Group Emulex Complementary or Increased Depth Principal Technology Ethernet Fibre channel Product Line Switches, controllers, processors and PHY devices Host bus adapters and embedded Fibre Channel switch bridge Primary Customers Sales Channel Mainly direct Direct and through distribution Headquarters Orange County, CA Orange County, CA

Recognized Leader in Execution Markets, Technology, and Mergers and Acquisitions 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 Broadcom 1 0.77 1 1 1 -0.123 0.126 0.487 0.491 0.113 0.373 0.03 0.233 SIA -0.086 0.04 -0.084 0.189 0.368 -0.32 0.013 0.183 0.28 0.0678 0.0889 0.03 -0.028 Track record of successful acquisitions Executed 42 acquisitions or asset purchases Averaged ~1 per quarter since 1999 Acquired companies in 12 different countries Over 2,500 employees have joined Broadcom from acquisitions Many of the acquired companies have been established as centers of technology excellence within Broadcom Broadcom Semiconductor Industry Solid Track Record of Outgrowing Market Strong Track Record of Integration Market leader in bringing converged / combination SOCs to market 260% 412% 140% 110% Source: WSTS and company data

Financially Compelling Combination Funded out of balance of ~$2.0 billion cash and marketable securities Clean cash deal Accretive in 2010* Assumes limited cost synergies Accretive to EPS Expands manufacturing scale enabling greater cost efficiencies Expands gross margin Accelerates time-to-market for next generation converged NIC solutions Significant customer synergies Enhances Broadcom's distribution channel opportunity Accelerates revenue growth * Does not include any purchase accounting related adjustments and fair value measurements.